                                                                      Exhibit 21

                                  Midas, Inc.
                         Subsidiaries of the Registrant
                            As of December 29, 2001

                                                                               Percent of Stock
                                                                                  Owned or
                                                                   Place of     Controlled by
         Name                                                   Incorporation   the Registrant
   ----------------------------------------                     --------------  --------------
   Midas, Inc. (Registrant)                                     Delaware            100%
   Midas International Corporation                              Delaware            100%
   Midas Illinois, Inc.                                         Illinois            100%
   Midas Realty Corporation                                     Delaware            100%
   Midas Properties                                             New York            100%
   Muffler Corporation of America                               Illinois            100%
   Dealers Wholesale Inc.                                       Delaware            100%
   Huth Inc.                                                    Delaware            100%
   International Parts Corporation                              Delaware            100%
   Parts Warehouse Inc.                                         Delaware            100%
   Midas International Corporation (Wyo)                        Wyoming             100%
   Insurance Services Management, Inc.                          Delaware            100%
   Progressive Automotive Systems, Inc.                         Delaware            100%
   Cosmic Holdings LLC                                          Delaware            100%
   Midas FSC, Inc.                                              Barbados            100%
   MDS Automotive Holdings B.V.                                 Netherlands         100%
   Midas Automotive International B.V.                          Netherlands         100%
   Midas Canada Holdings, Ltd                                   Canada              100%
   Midas Canada, Inc.                                           Canada              100%
   Midas Realty Corporation of Canada, Inc.                     Canada              100%